AMENDMENT NO. 1

TO THE

FOURTH AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment, effective April 30, 2021, amends the Fourth Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2020, by and between Invesco Advisers, Inc., a Delaware corporation (the “Administrator”) and AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust (the “Trust”) is hereby amended as follows:

WHEREAS, the Trust desires to amend the Agreement to remove Invesco V.I. Managed Volatility Fund and Invesco V.I. Value Opportunitues; and

WHEREAS, the Trust desires to amend the Agreement to change the following Funds’ names:

FUND NAME	NEW FUND NAME
Invesco Oppenheimer V.I. Capital Appreciation Fund	Invesco V.I. Capital Appreciation Fund

Invesco Oppenheimer V.I. Conservative Balanced Fund	Invesco V.I. Conservative Balanced Fund

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund	Invesco V.I. Discovery Mid Cap Growth Fund

Invesco Oppenheimer V.I. Global Fund	Invesco V.I. Global Fund

Invesco Oppenheimer V.I. Global Strategic Income Fund	Invesco V.I. Global Strategic Income Fund

Invesco Oppenheimer V.I. Main Street Fund	Invesco V.I. Main Street Fund

Invesco Oppenheimer V.I Main Street Small Cap Fund	Invesco V.I. Main Street Small Cap Fund

Invesco Oppenheimer V.I. Government Money Fund	Invesco V.I. U.S. Government Money Portfolio

Invesco Oppenheimer V.I. Total Return Bond Fund	Invesco V.I. Core Bond Fund;

Invesco V.I. Mid Cap Core Equity Fund	Invesco V.I. Main Street Mid Cap Fund

NOW THEREFORE, the parties agree that:

1. Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“APPENDIX A

TO

FOURTH AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

OF

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Portfolios	Effective Date of Agreement

Invesco Oppenheimer V.I. International Growth Fund	May 24, 2019

Invesco V.I. American Franchise Fund	February 12, 2010

Invesco V.I. American Value Fund	February 12, 2010

Invesco V.I. Balanced-Risk Allocation Fund	January 7, 2011

Invesco V.I. Capital Appreciation Fund	May 24, 2019

Invesco V.I. Comstock Fund	February 12, 2010

Invesco V.I. Conservative Balanced Fund	May 24, 2019

Invesco V.I. Core Bond Fund	May 24, 2019

Invesco V.I. Core Equity Fund	May 1, 2000

Invesco V.I. Core Plus Bond Fund	May 1, 2000

Invesco V.I. Discovery Mid Cap Growth Fund	May 24, 2019

Invesco V.I. Diversified Dividend Fund	February 12, 2010

Invesco V.I. Equally-Weighted S&P 500 Fund	February 12, 2010

Invesco V.I. Equity and Income Fund	February 12, 2010

Invesco V.I. Global Fund	May 24, 2019

Invesco V.I. Global Strategic Income Fund	May 24, 2019

Invesco V.I. Global Core Equity Fund	February 12, 2010

Invesco V.I. Global Real Estate Fund	April 30, 2004

Invesco V.I. Government Money Market Fund****	May 24, 2019

Invesco V.I. Government Securities Fund	May 1, 2000

Invesco V.I. Growth and Income Fund	February 12, 2010

Invesco V.I. Health Care Fund	April 30, 2004

Invesco V.I. High Yield Fund	May 1, 2000

Invesco V.I. International Growth Fund	May 1, 2000

Invesco V.I. Main Street Fund®	May 24, 2019

Invesco V.I. Main Street Mid Cap Fund	September 10, 2001

Invesco V.I. Main Street Small Cap Fund®	May 24, 2019

Invesco V.I. S&P 500 Index Fund	February 12, 2010

Invesco V.I. Small Cap Equity Fund	September 1, 2003

Invesco V.I. Technology Fund	April 30, 2004

Invesco V.I. U.S. Government Money Portfolio****	May 1, 2000

The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Invesco Fund Complex Net Assets**
0.0175%	First $100 billion
0.0150%	Next $100 billion
0.0135%	Next $100 billion
0.0125%	Next $100 billion
0.010%	Over $400 billion

*	The fee will be paid monthly at 1/12 of the annualized effective fee rate based on the average assets under management of the Invesco Fund Complex Net Assets of the prior month.
**	Invesco Fund Complex Net Assets means the aggregate monthly net assets of each mutual fund and closed-end fund in the Invesco Fund complex overseen by the Invesco Funds Board.
***

For the additional administrative services that the Administrator provides or ensures that the Insurance Company or Qualified Plan (that has entered into a Participation Agreement with AIM Variable Insurance Funds (Invesco Variable Insurance Funds)) provides, the Portfolios shall pay Invesco Advisers, Inc., on a quarterly basis, up to an annual rate of ..15% of the average net asset value of each portfolio not to exceed the Administrator’s cost. To the extent that the Administrator’s cost exceeds .15%, such excess amount shall be borne by the Administrator and the Administrator will not seek reimbursement at a later time for such excess amounts on services previously rendered if the Administrator’s cost is later reduced to an amount below .15%.

****

In addition to the rate described above, Invesco V.I. Government Money Market Fund and Invesco V.I. U.S. Government Money Portfolio shall also pay the Administrator 0.03% for the provision of the Money Market Fund Administrative Services.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

INVESCO ADVISERS, INC.

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Senior Vice President & Secretary

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Secretary, Senior Vice President and
Chief Legal Officer

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